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                                                                    Exhibit 99.2


             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                                Pro Forma Adjustments
                                                                    ----------------------------------------------
                                                                                       Sale of        Sale of
                                                                    North Valley    Huntington       Properties
                                                     Historical     Financing (5)   Garage (1)      to Radiant (2)    Pro Forma
                                                     ----------     -------------   ----------      --------------    ---------
ASSETS
Investments in real estate
  Land                                               $  47,292        $              $  (1,600)       $ (39,607)       $   6,085
  Buildings and improvements                           249,583                          (6,602)        (179,383)          63,598
                                                     ---------        -------        ---------        ---------        ---------
                                                       296,875                          (8,202)        (218,990)          69,683
  Less - Accumulated depreciation                      (69,172)                          3,457           57,997           (7,718)
                                                     ---------        -------        ---------        ---------        ---------

      Total investments in real estate                 227,703                          (4,745)        (160,993)          61,965(3)

  Mortgage loans and notes receivable                    1,483                                            5,517            7,000(2)

Other assets
  Cash and cash equivalents - unrestricted              21,441          5,439           12,684           44,768           84,332
                            - restricted                 4,512            789                            (2,943)           2,358(4)
  Accounts receivable and prepayments,
    net of allowances                                    3,550                             (20)             (23)           3,507
  Investments                                          209,914                                                           209,914
  Inventory                                              5,438                                                             5,438
  Unamortized debt issue costs                           1,844            272              (94)          (1,601)             421
  Other                                                  1,006                                             (641)             365
                                                     ---------        -------        ---------        ---------        ---------
     Total assets                                    $ 476,891        $ 6,500        $   7,825        $(115,916)       $ 375,300
                                                     =========        =======        =========        =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Mortgage loans                                     $ 166,764        $ 6,500        $  (7,692)       $(123,169)       $  42,403
  Notes payable                                        150,113                                                           150,113
  Senior notes                                          12,538                                                            12,538
  Accounts payable and accrued liabilities              13,243                                             (300)          12,943
  Deferred items                                         3,040                                           (3,040)              --
                                                     ---------        -------        ---------        ---------        ---------
      Total liabilities                                345,698          6,500           (7,692)        (126,509)         217,997
                                                     ---------        -------        ---------        ---------        ---------

Shareholders' equity
  Preferred shares of beneficial interest               23,171                                                            23,171
  Shares of beneficial interest                         41,046                                                            41,046
  Additional paid in capital                           216,269                                                           216,269
  Undistributed loss from operations                  (149,293)                         15,517           10,593         (123,183)
                                                     ---------        -------        ---------        ---------        ---------
    Total shareholders' equity                         131,193                          15,517           10,593          157,303
                                                     ---------        -------        ---------        ---------        ---------
    Total liabilities and shareholders' equity       $ 476,891        $ 6,500        $   7,825        $(115,916)       $ 375,300
                                                     =========        =======        =========        =========        =========


1) Received approximately $12.7 million from the sale, after assumption of debt of approximately $7.6 million and expenses related to the sale.

2) Received approximately $44.8 million in cash from the sale, after assumption and repayment of debt of approximately $123 million and expenses and adjustments related to the sale. In addition, First Union provided $7 million in short term financing to the purchaser. Approximately $3.3 million of additional capital expenditures required to be paid by First Union after September 30, 2000 have been reflected as paid.

3) The balance consists primarily of investments in real estate at Circle Tower of approximately $2.2 million and Park Plaza of approximately $59.8 million.

4) The balance of restricted cash consists of a severance escrow of approximately $1.2 million and Park Plaza escrow balances of approximately $1.2 million.

5) In February 2001, in accordance with the Radiant sales agreement, First Union amended the mortgage loan on the North Valley Tech Center property to provide for an additional $6.5 million of financing.